Exhibit 10.1

FIRST AMENDMENT TO

CREDIT AGREEMENT AND LOAN DOCUMENTS

This First Amendment to Credit Agreement and Loan Documents (this “Amendment”) is made and entered into effective as of the 29th day of May, 2012 (the “First Amendment Effective Date”), by and among ION GEOPHYSICAL CORPORATION, a Delaware corporation (the “Borrower”), ION INTERNATIONAL S.À R.L., a Luxembourg private limited company (société à responsabilité limitée), (“International”, and formerly known as the Foreign Borrower, who joins this Amendment for purposes of Sections 4 and 13 hereof), having its registered office at 65, Boulevard Grande – Duchesse Charlotte, L-1331 Luxembourg, with a share capital of EUR12,500, and registered with the Luxembourg Register of Commerce and Companies under the number B-135.679, the Domestic Guarantors party hereto, certain Subsidiaries of International party hereto (formerly known collectively as the Foreign Guarantors, who join for purposes of Sections 4 and 13 hereof) (the “Released Guarantors”), the Lenders party hereto, and CHINA MERCHANTS BANK CO., LTD, NEW YORK BRANCH, as administrative agent (the “Administrative Agent”), and as a Lender.

RECITALS

WHEREAS, the above-named parties have entered into that certain Credit Agreement dated as of March 25, 2010 (as may be amended, restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrower, International, the Domestic Guarantors, the Released Guarantors, the Lenders and the Administrative Agent; and

WHEREAS, the Borrower and International have requested that the Lenders and the Administrative Agent amend and modify certain provisions to the Credit Agreement and the other Loan Documents and release International and the Released Guarantors from their respective obligations under the Loan Documents; and

WHEREAS, the Lenders and the Administrative Agent are willing to so amend and modify the Credit Agreement and the other Loan Documents and release International and the Released Guarantors from their respective obligations under the Loan Documents subject to the terms and conditions set forth herein, provided that following such Amendments, the Borrower and Domestic Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and each other Loan Document to which each is a party.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, Borrower, Domestic Guarantors, the Lenders party hereto and the Administrative Agent agree as follows (and International and the Released Guarantors join solely for purposes of Sections 4 and 13 hereof):

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The existing definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Applicable Margin” means, on any day, for any ABR Loan, 1.4% per annum, and for any Eurodollar Loan, 2.4% per annum (in the aggregate, comprising of 1.6% interest margin and 0.8% usage fee).

(ii) The existing definition of “Borrowers” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Borrower” means ION Geophysical Corporation, a Delaware corporation.

In furtherance of the forgoing amendment, each reference in the Credit Agreement and each other Loan Document to the “Domestic Borrower”, the “Borrowers”, “any Borrower”, “each Borrower”, “either Borrower”, “both Borrowers”, “a Borrower” or any other reference otherwise indicating or implying a reference to International shall be disregarded or deemed to apply only to the Borrower as defined in the Credit Agreement after giving effect to the foregoing amendment.

(iii) The existing definitions of “Dutch Guarantor”, “Foreign Borrower”, “Foreign Guarantors”, “Foreign Security Agreement”, “Luxembourg Guarantors” and “Material Foreign Subsidiary” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

In furtherance of the forgoing amendment, each reference in the Credit Agreement and each other Loan Document to the “Dutch Guarantor”, “Foreign Borrower”, “Foreign Guarantors”, “Foreign Security Agreement”, “Luxembourg Guarantor” or “Material Foreign Subsidiary” shall be disregarded and the remainder of any provision containing such reference construed in such a manner as to give effect to the intention of the parties that International and the Released Guarantor have been released and discharged from their respective obligations under the Credit Agreement and each other Loan Document and are no longer parties thereto, and that each such terms have no further relevance to the Credit Agreement or any Loan Document.

(iv) The existing definition of “Investment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Investment” means (i) any direct or indirect purchase or other acquisition by any Borrower or any of their Subsidiaries of, or of a beneficial interest in, any Equity Interests of any other Person (including any Subsidiary of Borrower) and

(ii) any loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Borrower or any of their Subsidiaries to any other Person (including any Subsidiary of Borrower). The amount of any investment shall be the original cost of such investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

(b) Amendment to Section 2.01. Section 2.01 is hereby amended by deleting it in its entirety and restating it to provide as set forth below. Following said amendment, all references in the Credit Agreement to “Foreign Revolving Lender”, “Foreign Revolving Loans”, “Term Loan”, “Term Loan Commitment” and “Term Loan Lender” shall be disregarded and have no further effect and no party to the Credit Agreement shall have any further rights or obligations in any respect in regard to the foreign Revolving Loan facility or the Term Loan facility, including, without limitation, pursuant to Section 2.08(b).

“SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to Borrower from time to time during the Availability Period in an aggregate principal amount up to such Lender’s Revolving Loan Commitment, either in U.S. Dollars or in an Equivalent Amount in an Alternative Currency calculated as of the date such Loans are requested. The aggregate principal amount of all Revolving Loans including the total LC Exposure at any time outstanding, shall not exceed the total of all of the Revolving Lenders’ Revolving Loan Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Revolving Loans.”

(c) Amendment to Section 2.10. Section 2.10 is hereby amended by deleting same and restating it in its entirety to provide as follows:

“SECTION 2.10. Fees.

(a) Borrower shall pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the rate of 0.6% on the total amount of the Revolving Loan Commitment of each Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Loan Commitment terminates. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Loan Commitments terminate, commencing on the first such date to occur after the date hereof. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Each Borrower shall pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower, which fee shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of each Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which each Revolving Lender’s Revolving Loan Commitment terminates and the date on which it ceases to have any LC Exposure and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum but in no event less than $500 on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Loan Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day of such months, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Loan Commitments terminate and any such fees accruing after the date on which the Revolving Loan Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.”

(d) Amendment to Section 3.21 and Section 5.17. Each of Section 3.21 and Section 5.17 of the Credit Agreement is hereby deleted in its entirety.

(e) Amendment to Section 6.01. Clause (e) of Section 6.01 is hereby amended and restated to provide as follows:

“(e) Guarantees by (i) a Borrower of Indebtedness of any Subsidiary, (ii) by an Obligor of Indebtedness of any other Obligor and (iii) a Foreign Subsidiary of Indebtedness of any other Foreign Subsidiary, in each case, to the extent such Indebtedness is otherwise permitted hereunder.”

(f) Amendment to Section 6.05. Clause (h) and Clause (v) of the final paragraph of Section 6.05 are each hereby amended and restated to provide as follows:

“(h) Investments by Domestic Borrower or any wholly-owned Subsidiary in any (other) wholly-owned Subsidiary; provided that the aggregate amount of all Investment in Foreign Subsidiaries made after May 1, 2012 shall not exceed $50,000,000; further provided that, to the extent Domestic Borrower and any Domestic Subsidiary thereafter receives a return on any such Investment in a Foreign Subsidiary, the outstanding aggregate amount of such Investments made in Foreign Subsidiaries under this Section 6.05(h) shall be reduced by the aggregate amount of the net cash proceeds or the fair market value (determined in good faith) of any other assets, as applicable, received by the Domestic Borrower and its Domestic Subsidiaries in respect of such Investments;

“(v) if the transaction involves the acquisition of a new Material Domestic Subsidiary of the Borrower, such Material Domestic Subsidiary shall thereafter be joined as an additional Domestic Guarantor pursuant to a Joinder Agreement, all in accordance with the terms of Section 5.09 (to the extent required thereby);”

(g) Amendment to Section 6.06. Clause (c) of Section 6.06 is hereby amended and restated to provide as follows:

“(c) mitigate foreign exchange or currency risk in connection with any asset or obligation (including any anticipated account receivable or account payable) of any Subsidiary; provided that, in each case, any such Swap Agreement shall be entered into by the Borrower in connection with the operation of the Borrower’s and its Subsidiaries’ business in the ordinary course for the purpose of managing risk (and not for speculative purposes).”

(h) Amendment to Section 9.01. Clauses (b) and (c) of Section 9.01 are each hereby amended and restated to provide “Intentionally Omitted”.

(i) Amendment to Section 9.10. The last sentence of Section 9.10 is hereby deleted.

3. Amendment to Schedule 2.01. Schedule 2.01 is hereby deleted in its entirety and replaced with Schedule 2.01 attached to the First Amendment.

4. Release of Foreign Borrower and Foreign Guarantors. Each of International(defined as the Foreign Borrower in the Credit Agreement), and each of the Released Guarantors (defined as the Foreign Guarantors in the Credit Agreement), is hereby irrevocably released and discharged from its obligations as a borrower, guarantors, respectively, or other obligor and from and after the date hereof ION Geophysical Corporation (formerly the Domestic Borrower) shall be the sole borrower, and the Domestic Guarantors shall be the only guarantors under the Credit Agreement. International and each Released Guarantor executes the First Amendment for the sole purposes of (x) agreeing that it is no longer a borrower or a guarantor, as applicable, under the Credit Agreement or any other Loan Document, and (y) agreeing to Section 13 hereof. Hereafter, all references to (i) the term “Domestic Borrower” shall be deemed to be references to the Borrower, (ii) to the term “Domestic Guarantors” in each of the Loan Documents shall be deemed to be references to the Guarantors, and (iii) to the terms

“Domestic Lender”, “Domestic Loan”, “Domestic Revolving Lender”, “Domestic Revolving Loans” and “Domestic Security Agreement” in each of the Loan Documents shall be deemed to be references to “Lender”, “Loan”, “Revolving Lender”, “Revolving Loans” and “Security Agreement”, respectively, in each case mutatis mutandis.

5. Conditions to Effectiveness. This Amendment shall be effective on the First Amendment Effective Date upon satisfaction of each of the following conditions:

(i) the Administrative Agent (or its counsel) shall have received from (a) the Borrower, the Domestic Guarantors and the Lenders either a counterpart of this Amendment signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment, and (b) the Borrower an executed Note for each Lender evidencing Borrower’s Obligations under the Revolving Loan as increased hereby;

(ii) the Administrative Agent shall have received, for the account of each Lender, funds sufficient to pay in full (a) all outstanding principal, accrued unpaid interest and all other unpaid costs and fees in respect of the Term Loan, and (b) an upfront fee, in an amount equal to 0.75% of the aggregate of all Revolving Loan Commitments upon execution of this Amendment;

(iii) the Administrative Agent shall have received all such other amounts owing to it on or including payment of all other fees and reimbursement or payment of all legal fees and other expenses required to be reimbursed or paid by the Borrower to the extent that invoices have been provided to the Borrower on or before such First Amendment Effective Date;

(iv) the Administrative Agent shall have received corporate resolutions of the Borrower authorizing this Amendment, reasonably satisfactory to it and certified by the Secretary of the Borrower as being in effect;

(v) the Administrative Agent shall have received an opinion from Borrower’s counsel, reasonably satisfactory to it in all respects as to Borrower’s ability to enter into this Amendment and all related documents, and as to the enforceability thereof;

(vi) The Administrative Agent shall have received a certificate from an authorized officer of the Borrower, certifying that: (i) there have been no Material Adverse Change since the filing of the Domestic Borrower’s latest form 10-K with the U.S. Securities and Exchange Commission; (ii) no action, investigation or proceeding is pending or threatened that could reasonably be expected to result in a Material Adverse Effect; (iii) all representations contained in the Credit Agreement are true and correct in all material respects; and (iv) no Default or Event of Default will exist upon the signing of the Loan Documents;

(vii) All material governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Borrowers and their Subsidiaries shall have been obtained and be in full force and effect;

(viii) the Administrative Agent shall have received an amended and restated financial guaranty issued by China Merchants Bank Co., Ltd., reasonably satisfactory to it in all respects;

(ix) the Administrative Agent shall have received from BGP, Inc. a ratification to the comfort letter reasonably satisfactory to it in all respects; and

(x) the Administrative Agent shall have received all documents and other items that it may reasonably request relating to any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

6. Representations and Warranties. Borrower and each party formerly referred to as a Domestic Guarantor, and now a Guarantor, represents and warrants that the representations and warranties contained in the Credit Agreement and the other Loan Documents made by it are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are specifically modified hereby or directly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date. Borrower and each Guarantor also hereby confirm that this Amendment has been duly authorized by all necessary corporate action and constitutes the binding obligation of each of the Borrower and the Guarantors, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

7. Continuing Effect of the Credit Agreement. This Amendment shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrower or Domestic Guarantors that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

8. Ratification. The Borrower and each Domestic Guarantor hereby confirms and ratifies the Credit Agreement and each of the other Loan Documents to which it is a party, as amended hereby, and acknowledges and agrees that the same shall continue in full force and effect, as amended hereby and by any prior amendments thereto. The Borrower hereby promises to pay the amount of the Revolving Loans to the Lenders and each Domestic Guarantor hereby guaranties the repayment of such Loans and the obligations of Borrower under the Credit Agreement and each of the other Loan Documents.

9. Counterparts. This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, electronic or facsimile form and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to an article or section number are to such articles or sections of this Amendment unless otherwise specified.

11. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to such state’s conflict of laws rules.

13. Release by Borrower, International, Domestic Guarantors and Released Guarantors. Borrower, International, each Domestic Guarantor and each Released Guarantor does hereby release and forever discharge the Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever known to any Obligor, whether based on law or equity, which any of said parties has held or may now own or hold, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Credit Agreement, Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower, International, any Domestic Guarantor or any Released Guarantor or their representatives and the Agent and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives and, in either case, whether or not caused by the sole or partial negligence of any indemnified party. Such release, waiver, acquittal and discharge shall and does include any claims of any kind or nature which may, or could be, asserted by any of said releasing parties.

14. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

ION GEOPHYSICAL CORPORATION, a Delaware corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Senior Vice President & General Counsel

INTERNATIONAL:

ION INTERNATIONAL S.À R.L., a Luxembourg private limited liability company (which joins solely for purposes of Sections 4 and 13 hereof)

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Category A Manager

[Signature page to First Amendment to Credit Agreement]

DOMESTIC GUARANTORS:

GX TECHNOLOGY CORPORATION, a Texas corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Senior Vice President

ION EXPLORATION PRODUCTS (U.S.A.), Inc., a Delaware corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Vice President

I/O MARINE SYSTEMS, INC., a Louisiana corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Vice President

[Signature page to First Amendment to Credit Agreement]

RELEASED GUARANTORS :

CONCEPT SYSTEMS LIMITED, a private limited company incorporated under the law of Scotland (which joins solely for purposes of Sections 4 and 13 hereof)

By:	/s/ David L. Roland
Name: David L. Roland
Title: Director

CONCEPT SYSTEMS HOLDINGS LIMITED, a private limited company incorporated under the law of Scotland (which joins solely for purposes of Sections 4 and 13 hereof)

By:	/s/ David L. Roland
Name: David L. Roland
Title: Director

I/O CAYMAN ISLANDS, LTD, an Exempted
Company incorporated in the Cayman Islands (which joins solely for purposes of Sections 4 and 13 hereof)

By:	/s/ David L. Roland
Name: David L. Roland
Title: Director

[Signature page to First Amendment to Credit Agreement]

ION INTERNATIONAL HOLDINGS L.P., a Bermuda limited partnership (which joins solely for purposes of Sections 4 and 13 hereof)

By:	ION Exploration Products (USA) Inc.,
a Delaware corporation,
its General Partner

	By:	/s/ David L. Roland
Name: David L. Roland Title: Vice President

SENSOR NEDERLAND B.V., a private company incorporated under the laws of The Netherlands (which joins solely for purposes of Sections 4 and 13 hereof)

By:	/s/ David L. Roland
Name: David L. Roland
Title: Director

[Signature page to First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

CHINA MERCHANTS BANK CO., LTD, NEW YORK BRANCH

By:	/s/ Andrew Xuejun Mao

Name:	Andrew Xuejun Mao
Title:	Assistant General Manager

By:	/s/ Hui Fang

Name:	Hui Fang
Title:	General Manager

[Signature page to First Amendment to Credit Agreement]